                                   EXHIBIT 21

                   MARSH SUPERMARKETS, INC. AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT


                                         State of             Name under which Business
Name as Specified                   Incorporation               Done if Different from
     in Charter                   or Organization             Name Specified in Charter
     ----------                   ---------------             -------------------------
Marsh Drugs, Inc.                      Indiana

Marsh Village Pantries, Inc.           Indiana                     Village Pantry

Mundy Realty, Inc.                     Indiana

Mar Properties, Inc.                   Indiana

Marlease, Inc.                         Indiana

Marsh International, Inc.              Indiana

Maraines Greenery, Inc.                Indiana

Ron-Michael, Inc.                      Indiana

Convenience Store
 Distributing Company                  Ohio                        CSDC

Marsh P.Q., Inc.                       Indiana

S.C.T., Inc.                           Indiana

North Marion Development Corp.         Indiana

C. E. Publishing, Inc.                 Indiana

Contract Transport, Inc.               Indiana

Alltimate Catering, LLC                Indiana